Exhibit 99.1

Fresh Del Monte Produce Board of Directors Reinstates Quarterly Cash Dividend

Quarter Dividend Set at $0.05 per Ordinary Share

CORAL GABLES, Fla.--(BUSINESS WIRE)--November 3, 2010--Fresh Del Monte Produce Inc. (NYSE: FDP) announced today that the Company’s board of directors has reinstated a quarterly cash dividend, declaring a third quarter 2010 cash dividend of five cents ($0.05) per ordinary share, payable on December 10, 2010, to shareholders of record on November 17, 2010.

About Fresh Del Monte Produce Inc.

Fresh Del Monte Produce Inc. is one of the world’s leading vertically integrated producers, marketers and distributors of high-quality fresh and fresh-cut fruit and vegetables, as well as a leading producer and distributor of prepared food in Europe, Africa and the Middle East. Fresh Del Monte markets its products worldwide under the Del Monte® brand, a symbol of product innovation, quality, freshness and reliability for more than 100 years.

Forward-looking Information

This press release contains certain forward-looking statements regarding the intent, beliefs or current expectations of the Company or its officers with respect to the Company’s plans and future performance. These forward-looking statements are based on information currently available to the Company and the Company assumes no obligation to update these statements. It is important to note that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties. In this press release, these statements appear in a number of places and include statements regarding the intent, belief or current expectations of the Company or its officers (including statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates” or similar expressions). The Company’s plans and performance may differ materially from those in the forward-looking statements as a result of various factors, including This report, information included in future filings by us and information contained in written material, press releases and oral statements, issued by or on behalf of us contains, or may contain, statements that constitute forward-looking statements. In this report, these statements appear in a number of places and include statements regarding the intent, beliefs or current expectations of us or our officers (including statements preceded by, followed by or that include the words “believes”, “expects”, “anticipates” or similar expressions) with respect to various matters, including our plans and future performance. All forward-looking statements in this press release are based on information available to us on the date hereof, and the Company assumes no obligation to update any such forward-looking statements. The Company’s plans and performance may also be affected by the factors described in Item 1A. – “Risk Factors” in Fresh Del Monte Produce Inc.’s Annual Report on Form 10-K for the year ended January 1, 2010 along with other reports that the Company has on file with the Securities and Exchange Commission.

CONTACT:
Fresh Del Monte Produce Inc.
Christine Cannella, Assistant Vice President, Investor Relations
305-520-8433
www.freshdelmonte.com